PRESS RELEASE

3/20/18

Carlisle Companies Incorporated Completes Sale of Carlisle FoodService Products

SCOTTSDALE, ARIZONA, March 20, 2018 - Carlisle Companies Incorporated (NYSE:CSL) announced today that it has completed the sale of Carlisle FoodService Products to The Jordan Company of New York, NY, for cash at an enterprise value of $750 million.

About Carlisle Companies Incorporated

Carlisle Companies Incorporated is a diversified, global portfolio of niche brands and businesses with highly engineered and high margin products. Carlisle is committed to generating superior shareholder returns by combining a unique management style of decentralization, entrepreneurial spirit, active M&A, and a balanced approach to capital deployment, all with a culture of continuous improvement as embodied in the Carlisle Operating System. Carlisle’s markets include: commercial roofing, specialty polyurethane, agriculture, mining, construction, aerospace, medical, defense, transportation, industrial, protective coating and auto refinishing. Carlisle’s worldwide team of employees generated $4.1 billion in net sales in 2017. Learn more about Carlisle at www.carlisle.com.

CONTACT:        Robert M. Roche
Chief Financial Officer
Carlisle Companies Inc.
(480) 781-5000
www.carlisle.com